FIFTH AMENDMENT TO AMENDED AND RESTATED
LOAN FACILITY AGREEMENT AND GUARANTY

        THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY (this “Fifth Amendment”) dated as of March 31, 2003, by and among RUBY TUESDAY, INC., a Georgia corporation (the “Sponsor”), each of the financial institutions listed on the signature pages hereto (the “Participants”) and SUNTRUST BANK, in its capacity as Servicer for the Participants under the Loan Facility Agreement (as hereinafter defined) (in such capacity the “Servicer”).

        W I T N E S S E T H:

        WHEREAS, the Sponsor, the Participants and the Servicer have entered into that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of October 11, 2000, as amended (as amended, supplemented or otherwise modified, the “Loan Facility Agreement”); and

        WHEREAS, the Sponsor, the Participants and the Servicer have agreed to modify the Loan Facility Agreement as set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1.        Amendment to Section  6.14 of the Loan Facility Agreement. Section 6.14 of the Loan Facility Agreement is hereby amended by (a) relettering existing subsection (i) as subsection (j); and (b) adding a new subsection (i) which reads as follows:

    (i)        unsecured Indebtedness of the Sponsor and its Subsidiaries in an aggregate principal amount of up to $150,000,000 so long as the net proceeds of such Indebtedness are used to prepay the Term Loans (as the term “Term Loans” is defined in that certain Revolving Credit and Term Loan Agreement, dated July 26, 2002, as amended, by and among the Sponsor, the lenders parties thereto and SunTrust Bank, as agent for such lenders) and then for general corporate purposes.

    2.        Effectiveness. This Fifth Amendment shall become effective as of the date first above written (the “Effective Date”) when this Fifth Amendment shall have been executed and delivered by the Sponsor, the Required Participants and the Servicer.

    3.        Amendment Fee. Each of the Participants signing this Fifth Amendment shall be paid a fee on the Effective Date in an amount equal to .05% of the amount of their respective Participating Commitments.

    4.        Representations and Warranties of Sponsor. Sponsor, without limiting the representations and warranties provided in the Loan Facility Agreement, represents and warrants to the Participants and the Servicer as follows:

    1.        The execution, delivery and performance by Sponsor of this Fifth Amendment are within Sponsor’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regu1ations, any judgment, order or ruling of any court or Governmental Authority (as defined in the Loan Facility Agreement), the articles of incorporation or by-laws of the Sponsor or any indenture, material agreement or other material instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a default under, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

2. This Fifth Amendment constitutes the legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms.

3. No Credit Event has occurred and is continuing as of the Effective Date.

    5.        Survival. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Sponsor under the Loan Facility Agreement, and it shall be a Credit Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Facility Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Fifth Amendment or any investigation by the Participants or the Servicer.

    6.        No Waiver, Etc. The Sponsor hereby agrees that nothing herein shall constitute a waiver by the Participants of any Credit Event, whether known or unknown, which may exist under the Loan Facility Agreement. The Sponsor hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Facility Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Facility Agreement or any portion thereof; or any other matter relating to the Operative Documents (as defined in the Loan Facility Agreement) shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, the Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Participant with regard to any of the obligations due under the terms of the Loan Facility Agreement as of the date of this Fifth Amendment.

    7.        Ratification of Loan Facility Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Facility Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Facility Agreement as amended herein. All future references to the Loan Facility Agreement shall be deemed to refer to the Loan Facility Agreement as amended hereby.

    8.        Binding Nature. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

    9.        Costs, Expenses and Taxes. The Sponsor agrees to pay on demand all reasonable costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Servicer with respect thereto and with respect to advising the Servicer as to its rights and responsibilities hereunder and thereunder. In addition, the Sponsor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Servicer, Bank of America, N.A. and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    10.        Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

    11.        Entire Understanding. This Fifth Amendment sets forth the entire understanding of the parties with respect to the matters set-forth herein, and shall supersede any prior negotiations or agreements whether written or oral, with respect thereto.

    12.        Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

RUBY TUESDAY, INC BY: /S/ MARGUERITE N. DUFFY —————————————— Senior Vice President & Chief Financial Officer

SUNTRUST BANK, in its capacity as Servicer BY: /S/ SUSAN M. HALL —————————————— Managing Director

SUNTRUST BANK, in its capacity as Participant BY: /S/ SUSAN M. HALL —————————————— Managing Director

BANK OF AMERICA, N.A., in its capacity as a Participant BY: /S/ JOHN M. HALL —————————————— Senior Vice President

AMSOUTH BANK BY: /S/ MICHAEL L. BAKER —————————————— Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION BY: /S/ ANTHONY D. BRAXTON —————————————— Senior Vice President

CONSENT

        This Consent (this “Consent”), dated as of March 31, 2003, is delivered in connection with the Fifth Amendment to Amended and Restated Loan Facility and Guaranty, dated as of the date hereof (“Fifth Amendment”), by and among RUBY TUESDAY, INC. a Georgia corporation (the “Sponsor”), the various financial institutions from time to time parties hereto (the “Participants”) and SUNTRUST BANK, in its capacity as the Servicer for the Participants (in such capacity the “Servicer”). Unless otherwise defined, terms used herein have the meanings provided in the Loan Facility Agreement (as defined in the Fifth Amendment) as amended by the Fifth Amendment (such agreement, as so amended, being the “Amended Loan Facility Agreement”).

        Each of the undersigned, as a party to the Subsidiary Guaranty Agreement, hereby acknowledges and consents to the execution and delivery of the Fifth Amendment, and hereby confirms and agrees that the Subsidiary Guaranty Agreement is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, the Fifth Amendment, all references in the Subsidiary Guaranty Agreement to the “Loan Facility Agreement,” “thereunder,” “thereof” or words of like import shall mean the Amended Loan Facility Agreement.

        This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

RUBY TUESDAY, LLC BY: /S/ MARGUERITE DUFFY —————————————— NAME: MARGUERITE DUFFY TITLE: Manager

RTBD, INC. BY: /S/ MARGUERITE DUFFY —————————————— NAME: MARGUERITE DUFFY TITLE: President